Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of The Hain Celestial Group, Inc. and Subsidiaries:

1.	Registration Statement Number 333-204460 on Form S-8

2.	Registration Statement Number 333-196043 on Form S-8

3.	Registration Statement Number 333-188542 on Form S-8

4.	Registration Statement Number 333-180189 on Form S-8

5.	Registration Statement Number 333-172734 on Form S-8

6.	Registration Statement Number 333-166773 on Form S-8

7.	Registration Statement Number 333-158357 on Form S-8

8.	Registration Statement Number 333-140180 on Form S-8

9.	Registration Statement Number 333-33828 on Form S-8

of our reports dated September 13, 2017, with respect to the consolidated financial statements and schedule of The Hain Celestial Group, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of The Hain Celestial Group, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the fiscal year ended June 30, 2017.

/s/ ERNST & YOUNG LLP

Jericho, New York
September 13, 2017